SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                                December 20, 2002

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                        0-19122                 95-3640931
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                         Identification
                                                                   Number)


              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

          On December 20, 2002, Aphton Corporation (the "Company") announced today that it issued and sold a convertible, redeemable, 5-year $3 million interest bearing debenture (note) to Aventis for proceeds of $3 million.

          In addition, Aphton announced the concurrent signing of a Letter of Intent, to restructure Aphton's co-promotion and marketing collaboration with Aventis Pasteur. Consummation of the transactions contemplated by the Letter of Intent will be subject to, among other conditions to be determined by the parties, Aventis's completion of due diligence to its satisfaction , approval of the transaction by Aventis's and Aphton's respective Board of Directors, and negotiation and execution of definitive agreements for the transaction that are mutually agreeable to Aventis and Aphton.

          The transactions contemplated by the Letter of Intent would include, in part, the granting of exclusive worldwide rights to Aphton's active immunization targeting gastrin or its receptor(s), including, but not limited to, G17DT, for all oncology indications, and also to monoclonal antibodies under development by Aphton targeting gastrin or its receptor(s), for all oncology indications. Aphton would receive an initial payment under the restructured agreement, and would be entitled to receive milestone payments upon achieving certain goals and royalties on sales. Aventis would be responsible for the cost of all preclinical, clinical development and registration activities.

          The note is convertible at Aventis's option under certain conditions into shares of Aphton's common stock at a conversion price substantially equivalent to the market price of the common stock at the time of conversion. Aphton has the right and obligation to redeem the note under certain conditions at any time within the next 5 years.

          No further details will be provided until a final agreement, if any, is fully executed.

          Aphton Corporation is a biopharmaceutical company in one Phase III and three Phase II clinical trials developing products using its innovative vaccine-like technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases worldwide. Aphton has several strategic alliances including strategic alliances with Aventis (NYSE: AVE) for treating gastrointestinal system and other cancers with G17DT in North America and Europe; and GlaxoSmithKline (NYSE: GSK) for reproductive system cancer and non-cancer diseases worldwide; and others.


ITEM 7.   EXHIBITS.

          (c)  Exhibits.

               99.1      Text of Press Release of the Company dated December 20,
                         2002.

                                    SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        APHTON CORPORATION
                                        (Registrant)

                                        By:        /s/ Frederick W. Jacobs
                                           -------------------------------------
                                           Name:  Frederick W. Jacobs
                                           Title: Vice President, Chief
                                                  Financial Officer, Treasurer
                                                  and Chief Accounting Officer

Dated: December 20, 2002